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                                                                   Exhibit 10.13

                               DATED 23 JUNE 1999



                            ZAI NET SOFTWARE LIMITED

                                    - AND -

                                FLEET BANK, N.A.


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                                   DEBENTURE
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                                PINSENT--CURTIS

                                      GPT

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                                    CONTENTS



1          Interpretation                                                   1

2          Company's Obligations                                            5

3          Charges                                                          6

4          Protection of Chargeholder's Rights                              7

5          Covenants Etc                                                    9

6          Demand and Enforcement                                          11

7          Receivers                                                       12

8          Power of Attorney                                               13

9          Payment of Moneys                                               13

10         Consolidation                                                   14

11         Protection of Third Parties                                     15

12         Protection of the Bank and the Receiver                         15

13         Miscellaneous Provisions                                        16

14         Upstream Payments                                               17

SCHEDULES

1          Registered Land/Unregistered Land                               19

2          The Account                                                     20




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THIS DEED is made on                                                       19

This Debenture is given by ZAI NET SOFTWARE LIMITED (No 03636211) whose registered office is at Caminus House, Castle Rock, Cambridge CB3 0RA (the "COMPANY") in favour of FLEET BANK N.A. (the"BANK")

1     INTERPRETATION

1.1   In this Debenture unless  the context otherwise requires:-




      "ACCOUNT"                     means the account referred to in Schedule
                                    2, or such further or other account as the Bank may at any time stipulate

      "ASSETS" means all the undertaking, property and assets of the Company whatsoever and wheresoever, present or future


      "ASSET CONTRACTS"             means all the rights of the Company, now or
                                    in the future, arising out of or in
                                    connection with any agreement:-

                                    (i) for the acquisition of any property
                                        (real or personal) by the Company
                                        (except to the extent that such rights
                                        amount to an interest in land
                                        effectively charged by way of legal
                                        mortgage or fixed charge by Clause 4.1
                                        or 4.2) including without limitation
                                        any option to acquire property;

                                   (ii) for the hire, hire purchase, lease or
                                        loan of any property (real or
                                        personal), to the Company (except as
                                        aforesaid)

      "BANK" includes persons deriving title under the Bank

      "CREDIT AGREEMENT"            means the agreement dated on or about even
                                    date herewith between the Bank and Caminus
                                    LLC providing for the extension of credit b the Bank to Caminus LLC in the aggregate principal sum of US Dollars five million and includes all amendments and supplements thereto from time to time

      "DEBTS" means all book and other debts now or in the future becoming due to the Company (whether alone or jointly with any other

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                                    person), whenever payable and whether
                                    liquidated or unliquidated, certain or
                                    contingent, including without limitation credit balances on any account at any bank or financial institution, other than the Account, and together with all cheques, bills of exchange, negotiable instruments, credits and securities at any time given in relation to, or to secure payment of, any such debt, but "DEBTS" does not include any asset or right effectively charged by way of fixed charge under any other heading of Clause 3

      "ENCUMBRANCE"                 means any mortgage, charge, pledge, lien,
                                    hypothecation or other security interest of any kind, and any right of set-off, assignment, trust, flawed asset or other agreement or arrangement whatsoever for the purpose of providing security or having a similar effect to the provision of security, other than liens arising by operation of law in the ordinary course of the Company's business

      "ENVIRONMENTAL LAW"           means all laws, including without
                                    limitation common law, statutes, delegated legislation, legislation of the European
                                    Union or any of its institutions, and codes of practice and guidance issued by any relevant authority or agency, in relation to any matter affecting the environment, human health or the storage handling or disposal of any waste or other substance

      "FIXED PLANT AND EQUIPMENT"   means all plant machinery or equipment of
                                    any kind (including without limitation all cables, pipes, switchgear, heating, lighting, electrical, water and gas apparatus) which does not for any reason constitute a fixture, but is now or at any time directly or indirectly attached by any means and for any purpose to any land or building, whether or not it is removable or intended to form part of the land or building

      "FIXTURES"                    means all things of any kind now or at any
                                    time affixed to land for any purpose,
                                    including without limitation trade and
                                    tenants fixtures

      "GROUP COMPANY"               means any company which is at any relevant
                                    time a subsidiary

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                                    company or a holding company of the
                                    Company, or a subsidiary of any such
                                    holding company, or a company which is
                                    controlled by persons who control the
                                    Company

      "INSURANCES"                  means all the right title and interest of
                                    the Company, now or in the future, in or under any policy of insurance or assurance or to the proceeds thereof

      "INTELLECTUAL PROPERTY"       means all the right title and interest of
                                    the Company (now or in the future) in or to any of the following:-

                                    (I) any registered intellectual property
                                        right in any territory, including
                                        without limitation patents, trade
                                        marks, service marks, registered
                                        designs, and any similar right in any
                                        territory and any applications or right
                                        to apply for any of the above;

                                   (ii) any invention, copyright, design right
                                        of performance right; and

                                  (iii) any trade secrets, know-how and
                                        confidential information

      "LAND" means any estate, right or interest in or over land, whether legal or equitable, and wherever the land is situated, including any buildings and Fixtures on land, and the benefit of any covenants or rights owed to any person or enforceable by him by virtue of the ownership possession or occupation of Land, but for these purposes "land" excludes heritable property situated in Scotland

      "LOOSE PLANT AND EQUIPMENT"   means all plant, machinery, equipment and
                                    motor vehicles now or at any time owned by the Company as a capital asset which is not Fixed Plant and Equipment, (including without limitation any moulds, patterns, tools (other than hand tools and consumable tooling) dies and jigs)

      "OTHER CLAIMS"                means all rights claims or obligations of
                                    any kind whatsoever now or at any time
                                    owed to the Company capable of being





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                                    satisfied by the payment of money, which
                                    are not effectively charged by way of fixed charge by any other provision of this Debenture

      "RECEIVER"                    means any receiver appointed under this
                                    Debenture, and, where more than one
                                    receiver has been appointed, each of them

      "RENTS" means any sum payable to the Company (and any right to recover any such a sum):-

                                    (I) by way of rent, service charge or
                                        otherwise under any lease of Land, or
                                        as mesne profits, licence fee, or
                                        otherwise howsoever for the use or
                                        occupation of or trespass upon Land, or
                                        other income arising from any Land;

                                   (ii) by way of rent or otherwise for or in
                                        connection with the possession or use
                                        of, or in respect of any trespass to or
                                        conversion of, any chattel

                                    except insofar as the same is effectively charged by way of fixed charge by Clause
                                    3.1 or 3.2

      "SECURED LIABILITIES"         means all money liabilities and obligations
                                    now or in the future owed or incurred by the Company to the Bank, of any kind, however arising and in any currency, whether or not immediately payable, whether certain or contingent, whether sole or joint, whether as principal or as surety, whether or not the Bank was the original creditor in respect thereof, and including
                                    (without limitation) interest commission costs charges and expenses charged by the Bank at rates agreed between it and the Company or, in the absence of express agreement, in accordance with the Bank's normal practice for the time being

      "SECURITIES"                  means all the right title and interest of
                                    the Company, now or in the future, in any stocks, shares, instruments creating or

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                                    acknowledging any debt, or other securities
                                    issued by any person

1.2   In this Debenture unless the context otherwise requires:-

      1.2.1 the singular includes the plural and vice versa, and reference to any gender includes the other genders;

      1.2.2 references to persons include bodies corporate, associations, partnerships, organisations, states, state agencies and any other entity, whether or not having separate legal personality;

      1.2.3 words and phrases defined in the Companies Act 1985 have the same meanings in this Agreement but the word "COMPANY" includes any body corporate;

      1.2.4 references to Clauses are to clauses or sub-clauses of this Debenture, references to a Schedule are to a schedule to this Debenture and references within a Schedule to paragraphs are to paragraphs or sub-paragraphs of that Schedule;

      1.2.5 references to any rate of interest shall be construed as meaning that rate as from time to time in force, calculated from day to day, and compounded on the Bank's usual days for charging interest in each year, both before and after judgment; and references to a base lending rate shall, if there is no such published or determinable rate at the appropriate time, be construed as meaning such reasonably equivalent rate as the Bank shall select;

      1.2.6 unless the defined herein capitalised terms have the meaning assigned thereto in the Credit Agreement.

1.3   In this Debenture:-

      1.3.1 any reference to any statute or statutory instrument or any section or part thereof includes any enactment (present or future) replacing or amending it or any instrument, order or regulation made under it and also includes any past statutory provisions (as from time to time modified or re-enacted) which such provision has directly or indirectly replaced;

      1.3.2 headings are for reference purposes only and shall not affect the construction of anything in this Agreement;

2     COMPANY'S OBLIGATIONS

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      The Company covenants:-

      2.1 to pay or discharge to the Bank on demand made at any time at which the Bank is entitled to do so any or all of the Secured Liabilities; and

      2.2 to pay interest to the Bank upon any sum so demanded until payment (both before and after any judgment) at the rate applicable to that sum immediately before demand (or, if there was no such applicable rate, at four per cent above the Bank's Base Rate.)

3     CHARGES

      As security for payment of the Secured Liabilities the Company (with full title guarantee) hereby charges to the Bank:-

      3.1 by way of first legal mortgage all Land now owned by the Company including (without limitation) the land which is described in the Schedule hereto,

      3.2 by way of first fixed equitable charge all Land which the Company acquires in the future;

      3.3           by way of separate first fixed charges:-

                    3.3.1 all the goodwill and uncalled capital of the Company, present or future

                    3.3.2    the Securities

                    3.3.3    the Insurances

                    3.3.4    the Intellectual Property

                    3.3.5    the Debts

                    3.3.6    the Rents

                    3.3.7    the Asset Contracts

                    3.3.8    the Other Claims

                    3.3.9    the Fixed Plant and Equipment

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                    3.3.10   the Loose Plant and Equipment

      3.4 by way of first floating charge all those Assets which are not for any reason effectively charged by this Debenture by way of fixed charge, including (without limitation) any heritable property of the Company situated in Scotland.

4     PROTECTION OF CHARGEHOLDER'S RIGHTS

4.1 The Company shall pay into the Account all moneys which it receives in respect of any Debts and Rents and until such payment hold all moneys so received upon trust for the Bank and shall not without the prior written consent of the Bank charge factor discount or assign any of them in favour of any other person, or otherwise deal with them except for the purpose of collecting them in and paying them as required by this Clause.

4.2 The Company shall deal with any money standing to the credit of the Account, subject to the rights of the bank at which the Account is maintained, in accordance with any directions given in writing by the Bank from time to time.

4.3 Any monies received by the Company in respect of Debts or Rents and paid into the Account in accordance with Clause 4.1 at any time prior to this Debenture becoming enforceable shall, in the absence of any prior direction to the contrary given by the Bank, upon such payment in be deemed released from the fixed charges created by Clause 3.3, but shall be subject to the floating charge created by Clause 3.4. Any such release shall not affect the continuance of the fixed charges over all other Debts and Rents for the time being outstanding.

4.4 The Company covenants not, without the prior written consent of the Bank:-

      4.4.1 to create (otherwise than in favour of the Bank) any Encumbrance, or to allow any Encumbrance to arise or continue, on or over any of the Assets ; or

      4.4.2 to part with or dispose of all or any of the Assets charged by way of floating charge except in the ordinary course of carrying on its business as a going concern.

      Unless permitted by the Credit Agreement.

4.5 The Bank may from time to time by notice in writing to the Company convert any floating charge created by this Debenture into a fixed charge, in respect of any Assets which are specified in any such notice. Any such floating charge shall automatically be converted into a fixed charge:-

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      4.5.1         in respect of any Assets, immediately prior to the Company agreeing or resolving (unless the Bank has first consented to it) to create any Encumbrance over those Assets in favour of any other person, or to part with or dispose of them otherwise than in the ordinary course of carrying on the Company's business as a going concern; and

      4.5.2 in respect of all the Assets if the Company ceases to carry on business or to be a going concern or if any voluntary arrangement or other moratorium or compromise with the Company's creditors, or any class of them, is proposed or put into effect;

      but so that this sub-Clause 4.5 shall not apply to any Assets situated in Scotland.

4.6 The Company hereby applies to the Chief Land Registrar for a restriction to be entered on the register of title of all registered land now or in the future owned by the Company in the following terms:-

      "Except under an order of the Registrar no disposition by the proprietor of the land is to be registered without the consent of the proprietor for the time being of [the charge created by this Debenture]".

4.7 The Company shall subject to the rights of any prior mortgagee deposit with the Bank and the Bank during the continuance of this security shall be entitled to hold all deeds and documents of title relating to the Company's Land, the Securities (including warrants and coupons) and the Insurances.

4.8 The Company shall, at is own expense, at any time when required by the Bank:-

      4.8.1 execute and deliver to the Bank a valid legal mortgage of any Land now or in the future owned by the Company;

      4.8.2 execute and deliver to the Bank a legal assignment of any Debts, Rents, or Other Claims which the Bank shall require, and give notice of any such assignment to any person when required by the Bank; and

      4.8.3 execute and deliver all deeds and documents and do and concur in all other acts and things which the Bank may deem necessary or desirable to vest in the Bank the security intended to be created by this Debenture over all or any of the Assets

      4.8.4 do and concur in all such other acts or things as the Bank may deem necessary or desirable to vest in the Bank the security intended to be created by this Debenture over all of any of the Assets or to facilitate the enforcement of that security, or the exercise of any powers or discretions intended to be vested in the Bank or the Receiver by this Debenture

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      in each case, in the Bank's standard form or such other form as the Bank may require. In the case of Assets situated outside England and Wales, references to any form of security shall be taken to refer to any form of security available under the relevant local law which the Bank may select.

4.9 This security shall be a continuing security to the Bank and shall remain in force until expressly discharged in writing by the Bank notwithstanding any intermediate settlement of account or other matter or thing whatsoever, and shall be without prejudice and in addition to any other right remedy or security of any kind which the Bank may have now or at any time in the future for or in respect of any of the Secured Liabilities.

5     COVENANTS ETC

5.1   While this Debenture continues in force the Company shall:-

      5.1.1 provide to the Bank all information, and copies of all documents which the Bank may require relating to the financial affairs of and its interest in the Company and any Group Company, including, without limitation, providing not later than 21 days after the end of each month, (or such other period as the Bank may at any time specify in writing) copies of management accounts and financial information in such form as the Bank may require, in respect of the Company and each Group Company;

      5.1.2         forthwith notify the Bank of the acquisition of any Land;

      5.1.3 ensure that the aggregate value of the Company's good book debts (excluding debts payable by any other Group Company, and any other person from time to time specified by the
                    Bank), after deducting any provision which is (or ought to have been) made in respect of doubtful debts in the Company's most recent management or audited accounts ("the Debtor Value"), at all times exceeds such amount as the Bank may from time to time specify;

      5.1.4 provide to the Bank, within three days after a request by the Bank, a certificate signed by a director of the Company of the aggregate Debtor Value as at a stated date not more than seven days before the date of the certificate, and such other information in relation to the Debts as the Bank may require;

      5.1.5 put and keep all its buildings in good and substantial repair and all fixtures and fittings plant machinery and other effects in good working order and condition;

      5.1.6 maintain all such insurances as are normally maintained by prudent companies carrying on similar businesses and in particular (without limitation) will insure and keep insured such of the

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                    Assets as are insurable with an insurance office or
                    underwriters to be approved by the Bank in writing from time to time, (and, if at any time so requested by the Bank) either in the name of the Company with the interest of the Bank noted or, at the option of the Bank, in the joint names of the Company and the Bank, against loss or damage by fire and such other risks (on terms that the insurer shall not avoid cancel or fail to renew any such policy for non payment of premium without first giving not less than 21 days prior notice to the Bank, and on such other terms as the Bank may from time to time require, in their full replacement value for the time being);

      5.1.7 pay all premiums and other moneys necessary to effect and keep up such insurances within one week of the same becoming due, on demand produce to the Bank the policy or policies of such insurance and the receipt for every such payment, comply at all times with all the requirements of any such insurance policy, and not do or omit to do anything, or allow any thing to occur or continue which will or may in the sole opinion of the Bank cause any such insurance policy to become void or voidable, or allow the insurer to refuse any indemnity under it;

      5.1.8         in relation to all Land owned or occupied by the Company

                    (a) at all times observe and perform (and ensure that any other person at any time occupying any such Land also observes and performs) all restrictive and other covenants to which the Land or any part of it may from time to time be subject, all obligations on the part of the Company or any such occupier in any lease or tenancy agreement and all building regulations and all restrictions conditions and stipulations for the time being affecting the Land or any part of it or the use or enjoyment of the Land

                    (b) within seven days deliver to the Bank any notice or proceedings served on the Company and relating to any alleged breach of any of the above; and

                    (c) at all times keep the Land in a safe condition for all persons forseeably likely to be present on any part of it, and where necessary or desirable for such purposes, erect and maintain fencing, barriers, covers and other security measures

                    (d) pay all rents rates taxes and outgoings payable by virtue of its ownership or occupation, and

                    (e) permit the Bank at any reasonable time to enter on the land, inspect it and any assets on it, and take copies of any documents there.

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      5.1.9         at all times comply with all applicable Environmental Law, and obtain and comply with the terms of any licence or permit under any Environmental Law which is necessary or desirable to carry on any of the Company's businesses or activities.

      5.1.10 take all action necessary to maintain any registered rights to Intellectual Property in full force and effect, and to make and pursue all applications which it is entitled to make for any such rights.

5.2   If the Company is in default under any of the covenants set out in Clause
      5.1 above (or any of its other obligations under this Debenture), the Bank may at its sole discretion (but will not be obliged to) take any steps which it considers necessary or desirable to remedy the default or make good its effects in whole or in part, and in particular, without limitation, may pay any amount which the Company ought to pay and may authorise any person to enter, by force if necessary, on any Land or into any building owned or occupied by the Company and perform works and may put in place or renew any insurance. Neither the Bank, nor any person authorised by it, shall be deemed to have taken possession of any Land by virtue of exercising any power given by this Clause, irrespective of the degree of control exercised over the Land or access to it, unless and until the Bank (or any such person) serves notice in writing on the Company expressly stipulating its intention to take possession.

5.3 The Bank shall be entitled to be paid the proceeds of any Insurance to which the Company is entitled (other than any indemnity against liability to a third party) and the Company hereby irrevocably instructs any insurer in respect of any such policy to pay such proceeds to the Bank and undertakes to the Bank to issue such further instructions to that effect as the Bank may require.

5.4 All moneys received on any Insurance whatsoever (other than any indemnity against liability to a third party) shall as the Bank in its sole discretion requires be applied either in making good the loss or damage in respect of which the money is received or in or towards discharge of the Secured Liabilities.

6     DEMAND AND ENFORCEMENT

6.1   This Debenture shall become enforceable:-

      6.1.1 upon any demand being made by the Bank for payment of any of the Secured Liabilities;

      6.1.2 upon any request being made by the Company to the Bank for the appointment of a receiver or for the Bank to exercise any other power or right available to it;

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      6.1.3         upon the occurrence of any event referred to in Clause
                    4.5.2, or any event causing the floating charge created by this Debenture to become fixed in relation to any Assets;

      6.1.4 upon the passing of any resolution, or the presentation of a petition for winding up, or for an administration order in relation to the Company

6.2 Any demand for payment, and any other notice to be given by the Bank under this Debenture, shall be in writing and may be signed by any official of the Bank, and may be made or given at any place of business of the Company, or at its registered office:-

      6.2.1         by delivering it to any such place, or

      6.2.2 by sending it by first class post to any such place (in which case it shall be deemed received at 10am on the next business day after posting, and proof of posting shall be proof of delivery), or

      6.2.3 by sending it by fax to any of the Company's fax numbers (in which case it shall be deemed received when sent, and proof of sending shall be proof of receipt).

6.3 At any time after this Debenture shall have become enforceable, the Bank may exercise, in respect of any Asset, the power of sale given to mortgagees by the Law of Property Act 1925. The restrictions imposed by section 103 of that Act shall not apply, and the Bank may delegate the exercise of its power of sale to any Receiver or other person.

7     RECEIVERS

7.1 At any time after this Debenture has become enforceable the Bank may appoint any person or persons to be a receiver or receivers of all or any part of the Assets hereby charged. An appointment over part only of the Assets shall not preclude the Bank from making any subsequent appointment over any other part of the Assets.

7.2 The appointment of a Receiver shall be in writing, and may be signed by any officer of the Bank. Where more than one person is acting at any time as Receiver, they shall have power to act severally as well as jointly.

7.3 The Bank may from time to time determine the remuneration of the Receiver (which shall not be subject to the limit in section 109(6) of the Law of Property Act 1925) and may (subject to the application of Section 45 of the Insolvency Act 1986) remove any person from office in relation to all or any part of the Assets of which he is the Receiver and at any time (before or after any person shall have vacated office or ceased to act as Receiver in respect of any of the Assets) appoint a further or other receiver or receivers over all or any part of the Assets.

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7.4   The Receiver shall be the agent of the Company (which shall be solely liable for his acts defaults and remuneration) unless and until the Company goes into liquidation whereafter he shall act as principal and shall not become the agent of the Bank, and the Receiver shall have and be entitled to exercise in relation to the Company all the powers set out in Schedule 1 to the Insolvency Act 1986 (whether or not he is an administrative receiver) and in applying that Schedule:-

      7.4.1         the words "he" and "him" refer to the Receiver; and

      7.4.2 references to the property of the company are to the Assets over which the Receiver is appointed and in particular by way of addition to but without hereby limiting such powers (and without prejudice to the Bank's powers) the Receiver shall have power to do the following things namely:-

      7.4.3 power to carry on or join with any person in carrying on any business (whether or not carried on by the Company prior to his appointment) and;

      7.4.4 power to maintain, repair, make safe, improve and develop any Land or other Asset and to do all such other things as may in his opinion be necessary or desirable for maintaining or enhancing the value or marketability of any Asset.

8     POWER OF ATTORNEY

      The Company hereby irrevocably appoints the Bank (whether or not a Receiver has been appointed) and also (as a separate appointment) each Receiver severally as the attorney and attorneys of the Company with power to do any act, and execute and deliver any deed or other document, on behalf of and in the name of the Company, which the Company could be required to do or execute under any provision of this Debenture, or which the Bank in its sole opinion may consider necessary or desirable for perfecting the Bank's title to any of the Assets or enabling the Bank or the Borrower to exercise any of its or his rights or powers under this Debenture

9     PAYMENT OF MONEYS

9.1 Any moneys received by the Receiver shall, subject to the repayment as far as necessary of any claims having priority to this Debenture, be paid or applied in the following order of priority:-

      9.1.1 in satisfaction of all costs charges and expenses properly incurred and payments properly made by the Receiver and of the remuneration of the Receiver;

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      9.1.2         in or towards satisfaction of the Secured Liabilities in
                    such order as the Bank may at its discretion require;

      9.1.3 as to the surplus (if any) to the person or persons entitled thereto.

9.2 The Bank may, without prejudice to any other rights it may have, at any time and from time to time place (and keep for such time as it may think prudent) any moneys received recovered or realised under or by virtue of this Debenture on a separate or suspense account to the credit either of the Company or of the Bank as the Bank shall think fit without any intermediate obligation on the Bank's part to apply the same or any part thereof in or towards the discharge of the Secured Liabilities.

10    CONSOLIDATION

10.1 In addition to any general lien, right to combine accounts, right to set off or other right which it may at any time have, the Bank shall have the right at any time or times, without notice to the Company, to combine or consolidate all or any accounts which it then has in relation to the Company (in whatever name) and any liabilities owed by the Company to the Bank, and/or to set off or transfer any amounts standing to the credit of one or more accounts of the Company in or towards satisfaction of any amount owed to the Bank on any other account or otherwise

10.2  The Bank's rights under Clause 10.1 apply:-

      10.2.1 whether or not any demand has been made hereunder, or any liability concerned has fallen due for payment

      10.2.2 whether or not any credit balance is immediately available or subject to any restriction

      10.2.3 irrespective of the currencies in which any balance or liability is denominated, and the Bank may for the purpose of exercising its rights elect to convert any sum or liability in one currency into any other of its spot rate applying at or about 11am on the date of conversion

      10.2.4 in respect of any liabilities owed to the Bank by the Company, whether owed solely or jointly, certainly or contingently, presently or in the future, as principal or surety, and howsoever arising.

11    PROTECTION OF THIRD PARTIES

11.1 In favour of any purchaser, the statutory powers of sale and of appointing a receiver which are conferred upon the Bank, as varied and extended by this Debenture, and all other powers of the Bank, shall be deemed to arise and be exercisable immediately after the execution of this Debenture

11.2 No purchaser from or other person dealing with the Bank, any person to whom it has delegated any of its powers, or the Receiver shall be concerned to enquire whether any of the powers which they have exercised has arisen or become exercisable, or whether the Secured Liabilities remain outstanding or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise of any such power; and the title and position of a purchaser or such person shall not be impeachable by reference to any of those matters

11.3 The receipt of the Bank or the Receiver shall be an absolute and conclusive discharge to a purchaser or such person and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Bank or the Receiver.

12    PROTECTION OF THE BANK AND THE RECEIVER

12.1 Neither the Bank nor any Receiver shall be liable in respect of any loss or damage which arises out of the exercise, or attempted or purported exercise of, or the failure to exercise any of their respective powers under this Debenture

12.2 Without prejudice to any other provision of this Debenture, entry into possession of any Asset shall not render the Bank or the Receiver liable to account as mortgagee in possession or to be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable and if and whenever the Bank or the Receiver enters into possession of any Asset it shall be entitled at any time it or he thinks fit to go out of such possession

12.3 The Company shall indemnify and keep indemnified the Bank, every Receiver, and any person who acts as the servant, agent, delegate or attorney of any of them, against all claims costs expenses and liabilities which they may suffer or incur arising in any way out of the taking or holding of this Debenture, the exercise or purported exercise of any right power authority or discretion given by it, or any other act or omission in relation to this Debenture or the Assets. The provisions of this Clause 12 shall continue in full force and effect notwithstanding any release or discharge of this Debenture, or the discharge of any Receiver from office.

13    MISCELLANEOUS PROVISIONS

13.1  While this Debenture continues in force:-

      13.1.1 no statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of the Land hereby charged or any part of it shall be capable of being exercised by the Company;

      13.1.2 the Company shall not be entitled to part with possession (otherwise than on the termination of any lease tenancy or licence to it) of any Land, or to share occupation of any Land with any other person or persons, or to surrender any lease of Land or permit such a lease to be assigned or forfeited;

      without the prior written consent of the Bank;

13.2 Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this security.

13.3 The statutory powers of sale, leasing and accepting surrenders exercisable by the Bank are hereby extended so that the Bank may, either in its own name or in that of the Company,

      13.3.1 grant a lease or leases (whether or not at a premium) of the whole or any part or parts of any Land owned by the Company, with such rights relating to other Land and containing such covenants on the part of the Company and generally on such terms and conditions as the Bank shall think fit (including the payment of money to a lessee or tenant on a surrender);

      13.3.2 accept a surrender of any lease on such terms as the Bank may think fit in either case, without any of the restrictions on such powers contained in section 99 and 100 of the Law of Property Act 1925.

13.4  The rights powers and discretions given to the Bank in this Debenture:-

      13.4.1 may be exercised as often as and in such manner as, the Bank thinks fit;

      13.4.2 are cumulative, and are not exclusive of any of its rights under the general law;

      13.4.3 may only be waived in writing and specifically, and any delay in exercising, or non-exercise of, any right, is not a waiver of it.

13.5 If any provision of this Debenture is illegal invalid or unenforceable in any jurisdiction, that shall not affect:-

      13.5.1 the validity or enforceability of any other provision, in any jurisdiction, or

      13.5.2 the validity or enforceability of that particular provision, in any other jurisdiction.

13.6 All costs charges and expenses incurred or paid by the Bank or by the Receiver in the exercise of any power or right given by this Debenture or in relation to any consent requested by the Company, or in perfecting or otherwise in connection with this Debenture or the Assets, including (without limitation) all moneys expended by the Bank under Clause 5.2, all sums recoverable under Clause 12.3 and all costs of the Bank (on an indemnity basis) of all proceedings for the enforcement of this Debenture or for obtaining payment of moneys hereby secured, shall be recoverable from the Company as debts, may be debited by the Bank at any time to any account of the Company and shall bear interest until payment at the rate or rates applicable to the account to which they are debited, or, if there is no such rate, at 4% over the Bank's base rate.

13.7 If the Bank receives notice of any subsequent charge or other security interest affecting any of the Assets the Bank shall be entitled to close the Company's then current account or accounts and to open a new account or accounts for the Company; if the Bank does not open a new account or accounts immediately on receipt of such notice it shall nevertheless be treated as if it had done so at the time when it received such notice, and as from that time all payments made for the credit of the Company to the Bank shall be credited or be treated as having been credited to such new account or accounts and shall not operate to reduce the amount due from the Company to the Bank at the time when it received such notice.

13.8 The Bank may from time to time seek from any other person having dealings with the Company such information about the Company and its affairs as the Bank may think fit and the Company hereby authorises and requests any such person to provide any such information to the Bank and agrees to provide such further authority in this regard as the Bank may from time to time require. The Company shall at its own cost at any time if so requested by the Bank appoint an accountant or firm of accountants nominated by the Bank to investigate the financial affairs of the Company and/or any subsidiary of the Company and report to the Bank, and authorises the Bank itself at any time to make such appointment on behalf of the Company or on its own account as it shall think fit, and in every such case the fees and expenses of such accountant or firm shall be payable by the Company and may be paid by the Bank on behalf of the Company.

13.9 The Bank may assign this Debenture to any successor in title to any of the Secured Liabilities, and may disclose any information in its possession relating to the Company, its affairs or the Secured Liabilities to any actual or prospective assignee.

14    UPSTREAM PAYMENTS

      Nothing in this Debenture shall prohibit the payment by the Company of dividends or distributors or the making of other payments or transfers to its parent company which dividend distribution payments or transfers are not prohibited by the Credit Agreement

EXECUTED AND DELIVERED AS A DEED by the Company, and executed by the Bank, on the date hereof

                                   SCHEDULE 1

                                REGISTERED LAND

TITLE NUMBER                                                  DESCRIPTION

                               UNREGISTERED LAND

                                   SCHEDULE 2

                                  THE ACCOUNT

The Company's current account detailed below:

Bank:                   [                   ]
Branch:                 [                   ]
Sort Code:              [                   ]
Account Number:         [                   ]

EXECUTED (but not delivered until            )    Director        /s/ N. L. Evans
the date hereof) AS A DEED by                )                    N. L. Evans
ZAI NET SOFTWARE LIMITED                     )    Secretary       /s/ CM Wilcockson
                                                                             C. M. Wilcockson

SIGNED by a duly authorised officer          )
for and on behalf of FLEET BANK N.A.         )    /s/ Patrick Twist
in the presence of:-                              -----------------------------------------------
                                             )

Signature of Witness:   /s/ Paula J. Hughes

Name of Witness:       Paula J. Hughes

Address: